BY-LAWS

                                       OF

                            CSX TRANSPORTATION, INC.
                          (As Amended to May 17, 1999)



                                   ARTICLE I.

                             Stockholders' Meetings.

SECTION 1. Annual  meeting.  The annual meeting of  stockholders  of the Company
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shall be held on the second Tuesday in March, either within or without the State of Virginia.

SECTION 2. Special  Meetings.  Special  meetings  of the  stockholders  of
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the Company may be held at such places  within or  without  that  State as provided in the notice of the meeting, and may be called by the Chairman or a majority of all of the Directors.

SECTION 3. Actions without  meeting.  Any action which may be taken at a meeting
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of the shareholders may be taken without a meeting,  if a consent or consents in writing, setting forth the action so taken, shall be signed by all of the shareholders who would be entitled to vote at a meeting for such purpose and shall be filed with the Secretary.


                                   ARTICLE II.

                               Board of Directors.

SECTION 1. Number, term and election. The Board of Directors shall be elected at
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the annual meeting of the  stockholders  or at any special  meeting held in lieu thereof. The number of Directors shall be seven. This number may be increased or decreased at any time by amendment of these by-laws, but shall always be a number of not less than three. No person shall be eligible for election as a Director, nor shall any Director be eligible for re-election, if he shall have attained the age of 70 years at the time of such election. Directors shall hold office until removed or until the next annual meeting of the stockholders is held and their successors are elected.

SECTION 2. Quorum.  A majority of the Directors shall  constitute a quorum.
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Less than a quorum may adjourn the meeting to a fixed time and place, no further notice of any adjourned meeting being required.

SECTION 3. Removal and vacancies.  The stockholders at any meeting, by a vote of
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the  holders  of a  majority  of all the  shares  of  Capital  Stock at the time outstanding and having voting power, may remove any Director and fill any vacancy. Vacancies arising among the Directors, including a vacancy resulting from an increase by the Board of Directors in the number of directors, so long as the increase so created is not more than two, may be filled by the remaining Directors, though less than a quorum of the Board, unless sooner filled by the stockholders.

SECTION 4. Meetings and notices.  Meetings of the Board may be called to meet at
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any time and place by the  Secretary or an  Assistant  Secretary by direction of the Chairman of the Board, or a President, or at the request of any three members of the Board. Notice of any meeting may be given orally or by mailing or delivering such notice to each Director at his residence or business address or by telephone or telegraphing it to him. Any such notice shall state the time and place of the meeting. Meetings may be held without notice if all of the Directors are present or those not present waive notice before or after the meeting.

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               Any  action  which may be taken at a meeting  of the Board may be taken without a meeting, if a consent or consents in writing setting forth the action so taken shall be signed by all of the Directors and shall be filed with the Secretary.

               Any action required to be taken at a meeting of the Board may be taken by means of a conference telephone or similar communications equipment whereby all persons participating in the meeting can hear each other, and participation by such means shall constitute presence in person at such meeting. When such meeting is conducted, a written record shall be made of the action taken at such meeting.


                                  ARTICLE III.

                                    Officers.

               At the first meeting of the Board of Directors held after the annual meeting of the stockholders, the Board of Directors shall elect officers of the Company as follows: A Chairman of the Board, a President, one or more Vice-Presidents, a Secretary and a Treasurer.

               All officers elected by the Board of Directors shall, unless removed by the Board of Directors as hereinafter set forth, hold office until the first meeting of the Board of Directors after the next annual meeting of the stockholders and until their successors are elected.

               The Board of Directors may elect a Vice-Chairman of the Board from among the members thereof.

               A President may appoint such additional officers and subordinate officials as he may deem necessary for the efficient conduct of the affairs of the Company.

               The powers, duties, and responsibilities of officers, employees, and agents of the Company not prescribed in these by-laws shall be established from time to time by the Board of Directors or by a President.

               Any officer shall be subject to removal at any time if elected by the Board of Directors, by the affirmative vote of a majority of all of the members of the Board of Directors, or, if appointed by a President, by that President.



                                   ARTICLE IV.

                             Chairman of the Board.

               The Chairman of the Board of Directors shall be elected from among the Directors. He shall preside at all meetings of the Board of Directors. He shall, from time to time, secure information concerning all affairs of the Company and shall communicate same to the Board. He shall also, from time to time, communicate to the officers such action of the Board as may in his judgment affect the performance of their official duties.

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                                   ARTICLE V.

                                   President.

               The President, or if there be more than one, then each of them, shall, subject to the direction and control of the Board of Directors and the Chairman, participate in the supervision of the policies and operations of the Company and shall be the chief administrative officer or officers of the Company. In general, each President shall perform all duties incident to the office of President, and such other duties as from time to time may be prescribed by the Board of Directors or the Chairman. In the absence of the Chairman, a President, as designated by the Chairman or the Board of Directors, shall preside at meetings of stockholders and of the Board of Directors.


                                   ARTICLE VI.

                                   Secretary.

SECTION 1. The Secretary shall attend all meetings of the stockholders and the Board of Directors and record their proceedings, unless a temporary secretary be appointed. He shall give due notice as required of all meetings of the stockholders and Directors. He shall keep or cause to be kept at a place or places required by law a record of the stockholders of the Company, giving the names and addresses of all stockholders and the number, class, and series of the shares held by each. He shall be custodian of the seal of the Company, and of all records, contracts, leases, and other papers and documents of the Company, unless otherwise directed by the Board of Directors, and shall perform such other duties as may be assigned to him by the Board of Directors or the Chairman of the Board or a President.

SECTION 2. In case of the Secretary's absence or incapacity, the Chairman shall designate an appropriate officer to perform the duties of the Secretary.


                                  ARTICLE VII.

                                    Treasurer

SECTION 1. The Treasurer shall receive, keep and disburse all moneys belonging or coming to the Company, shall keep regular, true and full accounts of all receipts and disbursements and make detailed reports of the same to the Board of Directors whenever required. He shall also perform such other duties in connection with the administration of the financial affairs of the Company as the Board of Directors, or a President, shall assign to him.

SECTION 2. In case of the Treasurer's absence or incapacity, the Chairman shall designate an appro-priate officer to perform the duties of the Treasurer.


                                  ARTICLE VIII.

                                  Compensation.

               The Board of Directors or a committee thereof shall fix salaries above a level established from time to time by the Board of Directors and shall determine and fix other compensation for officers and employees of the Company and shall implement, monitor, and review the employee compensation and

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employee  benefit  plans of the Company.  No member of the Board of Directors or such committee shall vote on any matter involving the amount of his own compensation. The salaries of officers and employees below the level established by the Board of Directors shall be fixed by the President.


                                   ARTICLE IX.

                                  Depositaries.

               The money of the Company shall be kept in such bank or banks as the Board of Directors shall from time to time direct or approve. All checks and other instruments for the disbursement of funds shall be executed manually or by facsimile by such officers or agents of the Company as may be authorized by the Board of Directors.


                                   ARTICLE X.

                                      Seal.

               The seal of the Company, of which there may be any number of counterparts, shall be circular in the form and shall bear the words, "CSX Transportation, Inc. 1944".


                                   ARTICLE XI.

                                  Fiscal Year.

               The fiscal year of the Company shall begin immediately after midnight of the last Friday in December and shall end at midnight on the last Friday of December of each calendar year.




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